UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, upon recommendation by the Corporate Governance and Nominating Committee of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”), the Board appointed Sandra K. Johnson, Ph. D. as a new director to fill an existing vacancy on the Board, effective immediately. In addition to her appointment to the Board, Dr. Johnson was also appointed to serve on the Corporate Governance and Nominating Committee of the Board. She will stand for re-election to the Board at the Company’s upcoming 2020 Annual Meeting of Stockholders. Dr. Johnson will be eligible to receive compensation for her service as a non-employee director consistent with that of the Company’s other non-employee directors (pro-rated for a partial year of service). There are no arrangements or understandings between Dr. Johnson and any other person pursuant to which Dr. Johnson was selected as a director, and there are no transactions between Dr. Johnson and the Company that would be reportable under Item 404(a) of Regulation S-K.

Dr. Johnson, 59, is the founder, Chief Executive Officer, and Chief Technology Officer of Global Mobile Finance, Inc., a fintech startup company based in Research Triangle Park, North Carolina. She is also the founder and Chief Executive Officer of SKJ Visioneering, LLC, a technology consulting company. From November 2012 to February 2014, Dr. Johnson served as the Chief Technology Officer for IBM Central, East and West Africa. Prior to 2014, she spent 11 years as a Senior Technical Staff Member of the IBM Systems and Technology Group, serving in various roles, including Business Development Executive for IBM Middle East and Africa, Chief Technology Officer for IBM’s Global Small and Medium Business, and the Linux Performance Architect. Dr. Johnson has conducted extensive research and published her findings in a number of computer-related and information technology areas, she has authored and co-authored over 80 publications, and she was part of the design team that developed the prototype for the IBM Scalable Parallel Processor (SP2), the base machine for “Deep Blue,” IBM’s world famous chess machine. Dr. Johnson was a member of the IBM Academy of Technology, a group consisting of the top 1% of IBM’s over 250,000 technical professionals. She has also received numerous technical and professional awards, and is an IBM Master Inventor with over 40 patents issued and pending. Dr. Johnson earned her B.S., M.S., and Ph.D. degrees in electrical engineering from Southern University, Stanford University, and Rice University, respectively. She is the first African-American woman to earn a Ph.D. in electrical engineering, with a concentration in computer engineering, in the United States. Dr. Johnson is a member of the Institute of Electrical and Electronics Engineers (“IEEE”) and the Association for Computing Machinery (“ACM”). She is also an IEEE Fellow and an ACM Distinguished Engineer.

A copy of the Company’s press release announcing the appointment of Dr. Johnson to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Regional Management Corp., dated April 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: April 27, 2020	By:	/s/ Robert W. Beck
Name: Robert W. Beck
Title: President and Chief Executive Officer